UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 1, 2004 (Date of earliest event reported: September 29, 2004)

Nexstar Broadcasting Group, Inc.

Nexstar Finance Holdings, Inc.

Nexstar Broadcasting, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
Delaware	333-68964	23-3063153
Delaware	333-62916-01	23-3063152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2004, Nexstar Broadcasting Group, Inc., executed full and unconditional guarantees with respect to the 7% Senior Subordinated Notes due 2014 and the 12% Senior Subordinated Notes due 2008, each issued by Nexstar Broadcasting, Inc. and the 11.375% Senior Discount Notes due 2013 issued by Nexstar Finance Holdings, Inc.

As a result of the issuance of the guarantees, Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. are permitted to omit financial statements pursuant to Rule 3-10 of Regulation S-X and are exempt from periodic reporting under the Securities Exchange of 1934, as amended, pursuant to Rule 12h-5 adopted by the Securities and Exchange Commission thereunder. Nexstar Broadcasting Group, Inc.’s financial statements, to the extent required, will include a footnote presenting condensed consolidating financial information with respect to Nexstar Broadcasting Group, Inc., Nexstar Broadcasting, Inc., and Nexstar Finance Holdings, Inc.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 7% Senior Subordinated Notes due 2014.

99.2	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 12% Senior Subordinated Notes due 2008.

99.3	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 11.375% Senior Discount Notes due 2013.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ G. Robert Thompson
Date: October 1, 2004	Name:	G. Robert Thompson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 7% Senior Subordinated Notes due 2014.

99.2	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 12% Senior Subordinated Notes due 2008.

99.3	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 11.375% Senior Discount Notes due 2013.